Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Burlington Northern Santa Fe Corporation, which appears in Burlington Northern Santa Fe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 28, 2005 relating to the financial statements, which appears in the Annual Report of the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan (formerly known as The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan) on Form 11-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas

July 20, 2006